Exhibit 99

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned officer of First Midwest Bancorp, Inc., and Plan Administrator of First Midwest Bancorp, Inc. Savings and Profit Sharing Plan (the "Plan"), hereby certifies that:

    the Plan's Annual Report on Form 11-K for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

    the information contained in the Report fairly presents, in all material respects, the financial condition and results of changes in assets of the Plan.

/s/ PHILLIP E. GLOTFELTY
Name:	Phillip E. Glotfelty
Title:	Plan Administrator and Member, Plan Committee,
First Midwest Bancorp, Inc. Savings and Profit Sharing Plan

Dated: June 26, 2003

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.